UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2020

BYRNA TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Delaware	333-132456	71-1050654
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

107 Audubon Road, Suite 201

Wakefield, MA, 01880

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (978) 868-5011

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 8.01. Other Items.

Postponement of Voluntary Reporting of Fourth Quarter and Fiscal Year 2019 Results due to Delays Caused by COVID-19

Byrna Technologies, Inc. (the "Company") has determined that it will delay its filing of its Annual Report on Form 10-K for the fiscal year ended November, 2019 (the "Annual Report") as a result of the outbreak in the United States of the novel coronavirus, COVID-19 in order to complete its internal and external review of said Annual Report. As a voluntary filer under Section 15(d) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), the Company is not delinquent on Exchange Act periodic reporting requirements, however, consistent with the order (the "Order") promulgated by the Securities and Exchange Commission (the "SEC") on March 4, 2020 in Release No. 34-88318 relating to the Exchange Act, the Company will file its Annual Report within 45 calendar days of the date of this current report, though the Company expects to file its Annual Report on or about April 30, 2020.

The Company is unable to file the Annual Report in a timely manner because Massachusetts, the location of the Company's corporate headquarters, as well as South Africa, the location of the Company's subsidiary and manufacturing facility, have been subject to stay at home orders. The Company has been following the recommendations of local health authorities to minimize exposure risk for its team members for the past month, including the temporary closures of its offices and having team members work remotely. As a result, the Annual Report will not be completed by the filing deadline, due to insufficient time to facilitate the internal and external review process. Below is a risk factor regarding the coronavirus that the Company's stockholders and potential investors in the Company should consider with respect to the year ending November 30, 2020.

Epidemic diseases, or the perception of their effects, could have a material adverse effect on our business, financial condition, results of operations, or cash flows.

Outbreaks of epidemic, pandemic, or contagious diseases, such as the recent novel coronavirus (COVID-19) or, historically, the Ebola virus, Middle East Respiratory Syndrome, Severe Acute Respiratory Syndrome, or the H1N1 virus, could cause disruptions in our business. These disruptions could include disruptions or restrictions on our ability to receive materials, have our third party manufacturers manufacture our products or to distribute our products, as well as temporary closures of our facilities or the facilities of our suppliers and manufacturers. Any disruption of our suppliers or manufacturers or our customers would likely impact our sales and operating results. In addition, a significant outbreak of epidemic, pandemic, or contagious diseases in the human population could result in a widespread health crisis that could adversely affect the economies and financial markets of many countries, resulting in an economic downturn that could affect demand for our products. Any of these events could have a material adverse effect on our business, financial condition, results of operations, or cash flows. Additionally, such outbreaks could disrupt our ability to timely file periodic reports required by the SEC or the stock exchanges on which the Company’s common stock is listed, which may lead to the delisting or downgrading of our common stock on such stock exchanges.

Item 1.01 Entry into a Material Definitive Agreement

Item 3.02 Unregistered Sales of Equity Securities

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Secured Convertible Promissory Note Conversion

On April 9, 2020, the Company announced the exchange of an aggregate of approximately $6.95 (U.S.) million of its outstanding secured convertible promissory notes (the "Notes"), representing 100% of the principal and interest due on such Notes, for 1,410 shares of its newly created Series A Convertible Preferred Stock (the "Preferred Stock"). The exchange closed on April 10, 2020 and upon closing of the exchange, the Company will no longer have any outstanding indebtedness and the holders will no longer have any rights with respect to the Notes.

In connection with the exchange and the issuance of Preferred Stock, the Company filed a Certificate of Designations of Series A Convertible Preferred Stock (the "Certificate of Designations") with the Secretary of State of the State of Delaware setting forth the rights and preferences of the Preferred Stock. Each share of Preferred Stock has a $5,000 issue price (the "Issue Price"). Dividends accrue on the Issue Price at a rate of 10.0% per annum and are payable to holders of Preferred Stock as, when and if declared by the Company's Board of Directors. Each share of Preferred Stock, is convertible into such number of shares of Common Stock equal to the Issue Price divided by the conversion price of $0.15.Upon conversion of the Preferred Stock, all accrued and unpaid dividends will be converted to Common Stock utilizing the same conversion formula. The conversion price is subject to proportional adjustment for certain transactions relating to the Company's capital stock, including stock splits, stock dividends and similar transactions. Holders of Preferred Stock are entitled to a liquidation preference in the event of any liquidation, dissolution or winding up of the Corporation based on their shares' aggregate Issue Price and accrued and unpaid dividends. Holders may convert their shares of Preferred Stock into Common Stock at any time and the Company has the right to cause each holder to convert their shares of Preferred Stock at any time after the eighteen (18) month anniversary of the original issue date if the Common Stock has traded for more than twenty (20) consecutive trading days above $0.50 (as adjusted for stock splits, stock dividends and similar transactions). Holders of shares of Preferred Stock are not entitled to vote with the holders of Common Stock, however, for so long as there are 423 shares of Preferred Stock outstanding, the Company is required to obtain the consent of the holders of the Preferred Stock to take certain corporate actions, including to incur indebtedness in excess of $250,000 in the aggregate. In addition, the Company agreed to use its reasonable best efforts to register the shares of Common Stock issuable upon conversion of the Preferred Stock in due course following the exchange.

The Notes that are being exchanged in the transaction were previously issued by the Company as part of units (the "Units") in various private placements pursuant to Regulation D under the Securities Act of 1933, as amended (the "Securities Act"), with each $1,000 of Units consisting of (i) a $1,000 10% convertible promissory note and (ii) four thousand (4,000) warrants each exercisable for one share of Common Stock at an exercise price of $0.25 per share (the "Warrants"). Such issuances were discussed in the Company's Forms 8-K filed on October 23, 2018, April 23, 2019, July 23, 2019 and January 22, 2020 and the Company's Forms 8-K/A filed on May 21, 2019 and May 22, 2019. Additionally, on February 20, 2020, the Notes were amended by consent of all holders (the "Amendment") to waive all rights to receive interest on the notes in cash and to accept Payment in Kind of accrued interest.

The Preferred Stock are being issued in exchange for the Notes pursuant to Section 3(a)(9) under the Securities Act and neither the Preferred Stock nor the Common Stock issuable upon conversion of the Preferred Stock have been registered under the Securities Act. Accordingly, such securities may not be sold, transferred or assigned in the absence of an opinion in a generally acceptable form of counsel, which counsel shall be selected by the holder and be reasonably acceptable to the Company, that registration is not required under the Securities Act, including that the securities may be sold pursuant to Rule 144 under the Securities Act.

At the closing, in accordance with the Amendment, the Company will also be issuing 1,319,327 Warrants to the holders reflecting 4000 Warrants for each $1000 (U.S.) of unpaid interest accrued on the Notes.

The foregoing description of the Certificate of Designations does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the Certificate of Designations, which is attached as Exhibit 3.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

3.1	Certificate of Designations of Series A Convertible Preferred Stock

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BYRNA TECHNOLOGIES INC.
Date: April 15, 2020	By:	/s/ Bryan Ganz
Name: Bryan Ganz Title: Chief Executive Officer